SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  July 22, 1999
               --------------------------------------------------
                Date of Report (Date of earliest event reported)



              Imperial Credit Commercial Mortgage Investment Corp.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Maryland                     0-23089                  95-4648345
----------------------------        --------------         -------------------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



           11601 Wilshire Boulevard, Suite 2080, Los Angeles, CA 90025
     ---------------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)



                                 (310) 231-1280
                        --------------------------------
                         (Registrant's telephone number)



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ITEM 5.  OTHER EVENTS.

         On July 22, 1999, Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation (the "Company"), entered into a Merger Agreement (the "Merger Agreement") with Imperial Credit Industries, Inc. ("ICII") and a newly formed wholly owned subsidiary of ICII ("Merger Sub"), pursuant to which, and subject to the terms and conditions thereof (including that the Merger Agreement not have been terminated in favor of a Superior Proposal (as defined below and in the Merger Agreement)), Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving entity (the "Surviving Corporation"). ICII is an affiliate of the Company's manager, Imperial Credit Commercial Asset Management Corp., a California corporation (the "Manager").

         Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of the common stock, $0.0001 par value per share ("Company Common Stock") of the Company (other than shares of Company Common Stock held by ICII and certain of its subsidiaries), will be converted into the right to receive $11.50 in cash, subject to possible upward adjustment as provided therein (as so adjusted, the "Merger Consideration").

         Pursuant to the Merger Agreement, the Company and ICII have agreed to cause an independent appraisal to be performed to determine the amount (the "Management Contract Amount") that would be payable to the Manager pursuant to the Management Agreement (the "Management Agreement"), dated as of October 22, 1997, between the Manager and the Company, if the Management Agreement were not renewed by the Company and expired on October 22, 1999. The Merger Agreement further provides that the Merger Consideration to be received in respect of each share of Company Common Stock will be increased by an amount, if greater than zero, equal to the quotient of (i) the amount by which $35 million exceeds the appraised value of the Management Contract Amount, divided by (ii) the sum of
(x) the number of shares of Company Common Stock issued and outstanding as of the Merger Agreement date and entitled to receive the Merger Consideration and
(y) the aggregate number of shares of Company Common Stock issuable pursuant to the Company Stock Options having an exercise price less than $11.50 per share. ICII has agreed, and will cause the Manager to agree, that in the event the Merger Agreement is terminated (other than as a result of a default by the Company), the Management Agreement will terminate as provided in the Merger Agreement (but in any event not later than October 22, 1999), with the Manager receiving a payment from the Company of the lesser of (i) $35 million and (ii) the appraised value of the Management Contract Amount, which payment will constitute payment in full of any obligations that exist or may thereafter arise pursuant to the Management Agreement that would require the Company to pay the Management Contract Amount.

         The Merger Agreement further provides that, during the sixty days following the later to occur of (x) execution of the Merger Agreement and (y) the engagement of the appraisal firm that will appraise the Management Agreement, the Company will be permitted to solicit and explore alternative transactions which would provide the Company's stockholders with a more favorable alternative to the Merger. The Company will be permitted to solicit and explore competing transactions and to terminate the Merger Agreement in favor of a bona fide proposal relating to a competing transaction which the Company, after consulting with independent financial advisors, determines in good faith (i) to be more favorable than the Merger and (ii) is reasonably capable of being completed (a "Superior Proposal"). After the 60-day auction period, the Company will be subject to a customary non-solicitation agreement for the benefit of ICII.

         In connection with the foregoing, ICII has agreed, among other things, not to acquire any additional shares of Company Common Stock or otherwise seek to acquire the Company or any of its assets (other than certain mortgage loans or related properties) or businesses except pursuant to the Merger Agreement or, if the Company has terminated the Merger Agreement in favor of a Superior Proposal, an alternative cash offer at least as favorable to the stockholders of the Company as the transactions contemplated by the Merger Agreement. If the Company terminates the Merger Agreement in favor of a Superior Proposal, the Company will be obligated to pay up to $2 million of ICII's actual expenses relating to the Merger Agreement and the contemplated Merger (not including any investment banking fees, other than reimbursement of out-of-pocket expenses, and not including fees relating to arranging for any financing of the Merger).

         The Merger Agreement further provides that ICII will purchase certain mortgage loans (or underlying real properties) that the Company had previously acquired from Southern Pacific Bank, an entity affiliated with ICII, by the later of (i) 60 days from the Merger Agreement date and (ii) five days after the termination of the Merger Agreement.

         Consummation of the Merger is subject to certain conditions, including, among other things, the approval after October 1, 1999 of the Merger by the stockholders of the Company representing a majority of the outstanding shares of Company Common Stock entitled to vote at the special meeting called for such purpose (other than shares held by ICII and certain of its subsidiaries and affiliates).

         The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

         On July 22, 1999, the Company and ICII issued a joint press release announcing the proposed Merger and the signing of the Merger Agreement. A copy of the Joint Press Release is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Items (a) and (b) are inapplicable.

         (c) Exhibits.




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         2.1       Merger Agreement, dated as of July 22, 1999, by and among
                   Imperial Credit Industries, Inc., ICCMIC Acquisition Corp. and Imperial Credit Commercial Mortgage Investment Corp.

         99.1 Joint press release issued by Imperial Credit Commercial Mortgage Investment Corp. and Imperial Credit Industries, Inc. on July 22, 1999 announcing the proposed Merger and the signing of the Merger Agreement.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.


                    By:                  /s/  MARK S. KARLAN
                       ---------------------------------------------------------
                         Mark S. Karlan, President and Chief Executive Officer



Dated: July 22, 1999


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                                  EXHIBIT INDEX




     EXHIBIT
       NO.                         DESCRIPTION
    ---------                    ---------------

       2.1 Merger Agreement, dated as of July 22, 1999, by and among Imperial Credit Industries, Inc., ICCMIC Acquisition Corp. and Imperial Credit Commercial Mortgage Investment Corp.

       99.1 Joint press release issued by Imperial Credit Commercial Mortgage Investment Corp. and Imperial Credit Industries, Inc. on July 22, 1999 announcing the proposed Merger and the signing of the Merger Agreement.